NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT NO.  ____________

SERIES A COMMON STOCK PURCHASE WARRANT

To Purchase ____________ Shares of Common Stock of

TAGALDER GLOBAL INVESTMENT, INC.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ____________________________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after August 28, 2007 (the “Initial Exercise Date”) and on or prior to the close of business on August 27, 2012 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Tagalder Global Investment, Inc., a Delaware corporation (the “Company”), up to ________________________ shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1(b) below.  This is the Series A Warrant referenced in the Securities Purchase Agreement dated August 28, 2007 (the “Purchase Agreement”).

Section 1.

Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Section 2.

Exercise.

a)

Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed original or facsimile copy of the Notice of Exercise form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company). Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 5 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.

b)

Exercise Price.  The exercise price of the Common Stock under this Warrant shall be $.41 per share, subject to adjustment hereunder (the “Exercise Price”). Within 5 Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant (if required) to the Company and the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.

c)

(This Section is intentionally left Blank)

d)

Adjustments for Failure to List.  In the event that the Company should not comply with its obligations set forth in Section 4.15 of the Purchase Agreement by failing to have the Common Stock included for quotation on the OTC Bulletin Board by the Listing Deadline, or by any applicable Additional Deadline, then the Company shall cancel this Warrant and issue the Holder with replacement warrants of like tenor; provided, however, that the exercise prices of such replacement warrants shall be adjusted as follows:  (i) for replacement warrants issued immediately after the Listing Deadline, the exercise prices of the replacement warrants shall be fifty percent (50%) of the Exercise Prices of the warrants being replaced by such replacement warrants, and (ii) for replacement warrants issued after each Additional Deadline, as the case may be, the exercise prices shall be reduced to fifty percent (50%) of the Exercise Prices of the warrants being replaced by such replacement warrants.

e)

Cashless Exercise.  This Warrant may be exercised at any time otherwise permitted by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by the following formula:

(A-B)*(X)

      (A)

Where:

(A) =  the Closing Price on the Trading Day immediately preceding the date of  such election;

(B) =  the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

As used herein, “Closing Price”, shall mean the first of the following clauses that applies:  (1) if, at the time of any such calculation, the Common Stock is listed or quoted on the American Stock Exchange, or the New York Stock Exchange, or the NASDAQ Market, the NASDAQ Capital Market or the Archipelago Exchange, the Closing Price shall be the closing or last sale price reported for the last business day immediately preceding the date of any such calculation; (2) if, at the time of any such calculation, the Common Stock is quoted on the OTC Bulletin Board or listed in the “Pink Sheets” published by the National Quotation Bureau Inc. or a similar agency or organization succeeding to its function or reporting prices, the Closing Price shall be the average of the high closing bid and low ask prices reported for the last five (5) Trading Days immediately preceding the date of any such calculation, or (3) in all other cases, the Closing Price of a share of Common Stock shall be the price determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

f)

Exercise Limitations; Holder’s Restrictions.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to the exercise set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of  shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) exercise of the remaining, unexercised number of Warrants Shares beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company owned by such Holder or any of its Affiliates subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this Section 2(f), beneficial ownership shall be calculated in accordance with Rule 13d-3 promulgated under the Exchange Act.  To the extent that the limitation contained in this Section 2(f) applies, the determination of whether the Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of how many Warrant Shares are exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether the shares of this Warrant may be exercised (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Warrant are exercisable, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder ..  For purposes of this Section 2(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent notice by the Company or the

Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant held by the applicable Holder.  The Beneficial Ownership Limitation provisions of this Section 2(f) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Warrant held by the applicable Holder, and the provisions of this Section 2(f) shall continue to apply.  Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

g)

Forced Exercise by the Company.

At the option of the Company, the Company may force the Holder to exercise the Warrant at the Warrant Exercise Price provided that (i) the VWAP for the Company’s Common Stock is higher than $2.50 for a period of twenty (20) consecutive Trading Days immediately prior to such exercise, (ii) the trading volume during those twenty (20) Trading Days exceeds one hundred thousand (100,000) shares per day, (iii) the Warrant Shares are registered and the registration statement is declared effective and (iv) such forced exercise by the Company shall not cause the aggregate number of shares of Common Stock beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise.

h)

Mechanics of Exercise.

i.

Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue and liens imposed upon such shares as a result of Holder’s actions ).

ii.

Delivery of Certificates Upon Exercise.  Certificates for shares issuable upon the exercise hereof shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s broker with the Depository Trust Company through its

Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and such shares are eligible for legend removal, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days (the “Warrant Share Delivery Date”) from the delivery to the Company of the Notice of Exercise form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above.  This Warrant shall be deemed to have been exercised on the date the Notice of Exercise is transmitted to the Company.  The shares issuable upon the exercise of the Warrant shall be deemed to have been issued, and the Holder or any other person designated in the Notice of Exercise as the person in whose name the shares issuable upon the exercise of this Warrant shall be issued, shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(h)(vii) prior to the issuance of such shares, have been paid.   The Warrant Shares shall be issued without any legend or stop transfer orders provided (i) a registration statement under the Securities Act covering the proposed disposition of such Warrant Shares has become effective under the Securities Act, (ii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iii) the Holder provides the Company with reasonable documentation confirming the legend can be removed pursuant to applicable provisions of the Securities Act (such as Rules 144 or 144(k)).

iii.

Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, and if the Holder shall have surrendered this Warrant together with the Notice of Exercise, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.

Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares by the Warrant Share Delivery Date, then the Holder will have the right to unconditionally rescind such exercise and the Company shall within three (3) business days return any monies paid to the Company by the Holder in connection with such rescinded exercise.

v.

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of

Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

vi.

No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall issue to the Holder one whole share.

vii.

Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

viii.

Closing of Books; No Impairment.  The Company will not close its stockholder books or records or take any other action which in any manner  prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.

Certain Adjustments.

a)

Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately and equitably adjusted upward.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)

Subsequent Equity Sales.

i.

Adjustment to Exercise Price Prior to the Effective Date.  Prior to the Effective Date, if the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then, the Exercise Price shall be reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance.  The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares, as adjusted, based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

ii.

Adjustment to Exercise Price Following Effective Date.  Following the Effective Date, if the Company shall have a Dilutive Issuance at a per-share price of less than the price at which this Warrant is then exercisable, then the price at which this Warrant may be exercised upon such Dilutive Issuance shall be adjusted to that price determined by multiplying the price at which this Warrant is then exercisable by a fraction 1) the numerator of which shall equal the sum of x) the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance, plus y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of being issued in the Dilutive Issuance would purchase at a price per share equal to the price at which this Warrant is then exercisable, and 2) the denominator of which shall equal the number of shares of Common Stock outstanding immediately after such Dilutive Issuance.  The number of Warrant Shares issuable hereunder shall also be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price per share, shall equal the aggregate Exercise Price prior to such adjustment.

c)

Adjustments Following Partial Registration Statement.  In the event that the Securities and Exchange Commission shall declare effective a registration statement which does not cover all of the shares of Common Stock issuable upon the exercise of this Warrant (a “Partial Registration Statement”), then, immediately thereafter, the shares of Common Stock issuable upon the exercise of this Warrant that are covered by such Partial Registration Statement shall be adjusted as described in Section 3(b)(ii) and the Shares not covered by such Partial Registration Statement shall be adjusted as described in Section 3(b)(i) until such time as a registration statement covering such remaining shares shall have been declared effective.

d)

Pro Rata Distributions.  If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith, or at the option of Vision Opportunity Master Fund Ltd., by an independent appraiser selected by Vision Opportunity Master Fund Ltd. and reasonably acceptable to the Company.  In either case the adjustments shall be described in a statement provided by the Company to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.  At the time of such adjustment, the number of Warrant Shares issuable following such adjustment shall be equitably and proportionally adjusted upward.

e)

Adjustment for Reorganization, Consolidation, Merger, etc.  In the event that the Company shall 1) effect a reorganization, 2) consolidate with or merge into any other entity or 3) transfer all or substantially all of its properties or assets to any other entity under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition precedent to the consummation of such a transaction, proper and adequate provision shall be made whereby the Holder of this Warrant, on the exercise hereof as provided in Section 2 above, at any time after the consummation of any such reorganization, consolidation or merger or the effective date of any such dissolution, shall receive in lieu of the shares of Common Stock issuable on such exercise immediately prior to any such consummation or effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled to receive upon any such consummation or dissolution if the Holder had so exercised this Warrant immediately prior to such consummation or dissolution.

f)

Certificate as to Adjustments.  The computation of any adjustments described in this Section 3 shall be the sole responsibility of the Company, which shall expeditiously prepare and mail to the Holder a notice setting forth the nature of any necessary adjustment together with the basis thereof and the calculations therefor.  The Company shall immediately notify the Holder of any information which bears on any of the events referenced in this Section 3 and which may have an effect on the exercise of this Warrant.  If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement).

g)

Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

h)

Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce (but not increase) the then-current Exercise Price, as the case may be, to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

i)

Notice to Allow Exercise by Holder. If (1) the Company shall declare a dividend (or any other distribution) on the Common Stock; or (2) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; or (3) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or (4) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (5) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (y) the date on which a survey of the holders of record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (z) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the unintentional failure to mail such notice or any unintentional defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the

20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4.

Transfer of Warrant.

a)

Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)

New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c)

Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)

Transfer Restrictions. If , at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Section 5.

Miscellaneous.

a)

Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

b)

No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

c)

Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares or any portion thereof, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d)

Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e)

Authorized Shares.

The Company covenants that during the period that any of this Series of Warrants is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares of Common Stock issuable upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder in writing, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price in effect on the date of such action, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f)

Jurisdiction and Governing Law. All questions concerning the construction, validity, enforcement, governing law and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g)

Restrictions.  The Holder acknowledges that the shares of Common Stock acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h)

Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i)

Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j)

Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase shares of Common Stock issuable upon the exercise of this Warrant, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)

Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

l)

Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders of this Warrant from the Initial Exercise Date through the Termination Date, and shall be enforceable by any such Holder or holder of Warrant Shares.

m)

Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n)

Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o)

Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

Series A signature page

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  August 29, 2007

TAGALDER GLOBAL INVESTMENT, INC.
By: __________________________________________ Name: Hugh McClung Title: Chief Executive Officer

NOTICE OF EXERCISE

TO:

TAGALDER GLOBAL INVESTMENT, INC.

(1)

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ______, hereby irrevocably elects to purchase (check applicable box):

☐

____________ shares of the Common Stock of TAGALDER GLOBAL INVESTMENT, INC. covered by such Warrant; or

☐

the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2(e), calculated as follows:

(insert calculation)

(2)

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant.  Such payment takes the form of (check applicable box or boxes):

☐

$__________ in lawful money of the United States; and/or

☐

if the provisions of Section 2(e) of this Warrant are in effect, the cancellation of such portion of the attached Warrant as is exercisable for a total of _________ Warrant Shares (using a Closing Price of $_______ per share for purposes of this calculation); and/or

(3)

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________________

(please print or type name and address)

(please insert social security or other identifying number)

The Warrant Shares shall be delivered to the following:

_______

___________________________________________

_______

___________________________________________

_______

___________________________________________

(please print or type name and address)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Holder: ____________________________________________

           Signature of Holder: ____________________________________________

Name of Authorized Signatory (if Holder is an entity): ____________________________________________

Title of Authorized Signatory (if Holder is an entity): __________________________________________

Date: __________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________________________, whose address is

______________________________________________________________________________

_____________________________________________________________________________.

       Dated:  ______________, _______

Holder’s Name:  _________________________________________

   Holder’s Signature: _________________________________________

   Holder’s Address: _________________________________________

      _________________________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.